Exhibit 99.1

CytoSorbents Officially Opens New U.S. CytoSorb Manufacturing Facility

New facility quadruples production capacity and is expected to accelerate margin expansion and drive operating profitability

MONMOUTH JUNCTION, N.J., June 12, 2018 -- CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader using its CytoSorb® blood purification technology to treat deadly inflammation in critically-ill and cardiac surgery patients around the world, announced receipt of regulatory approval to begin production of CytoSorb in its new manufacturing facility in Monmouth Junction, New Jersey, under the Company’s ISO 13485:2003 certificate.

Mr. Vincent Capponi, Chief Operating Officer of CytoSorbents stated, "The official opening of our new facility marks a major accomplishment by our engineering and production teams that will quadruple our manufacturing capacity and help supply our rapidly growing sales of CytoSorb. The new plant has undergone extensive internal and external validation with initial test production runs and has now been added to our current ISO 13485 certification. We expect a smooth transition as we phase out our current manufacturing and begin to ramp volume production in the new facility this month.”

Mr. Capponi added, “With scaled and volume production, we expect to garner significant improvements in product gross margins that can help us achieve sustained operating profitability this year. We anticipate that 100% of CytoSorb production will originate in the new facility by the end of the third quarter of 2018. Meanwhile, we plan to utilize the current manufacturing facility, leveraging existing assets and infrastructure, to produce HemoDefend clinical devices for the planned HemoDefend U.S. pivotal trial to start in late 2018-early 2019.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 45 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure. CytoSorbents recently initiated its pivotal REFRESH 2-AKI trial – a multi-center, randomized controlled, clinical trial intended to support U.S. regulatory approval of CytoSorb for use in a heart-lung machine during complex cardiac surgery to reduce organ injury. CytoSorb® has been used in more than 40,000 human treatments to date.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of nearly $22 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM) and others. The Company has numerous products under development based upon this unique patented blood purification technology including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 8, 2018, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

CytoSorbents Contact:

Amy Vogel

Investor Relations

732-398-5394

avogel@cytosorbents.com

Investor Relations Contact:

Jeremy Feffer

LifeSci Advisors

917-749-1494

jeremy@lifesciadvisors.com

Public Relations Contact:

Joshua Berkman

Rubenstein Public Relations

212-805-3055

jberkman@rubensteinpr.com